CERTIFICATE OF TRUST OF
                                BSC CAPITAL TRUST




                  The undersigned Trustees of BSC Capital Trust (the "Trust"), pursuant to the Delaware Business Trust Act (12 Del.C. ss.3801, et seq.), HEREBY CERTIFY:

                  1. Name. The name of the business trust formed hereby is BSC Capital Trust.

                  2. Delaware Trustee. The name and business address of the Delaware Trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, New Castle County, Delaware 19801, Attn: Corporate Trust Administration.

                  IN WITNESS WHEREOF, the undersigned being all of the Trustees of the Trust, have executed this Certificate of Trust as of the 25th day of September, 1998


                                           DELAWARE TRUSTEE:

                                           Chase Manhattan Bank Delaware


                                           By: /S/ Denis Kelly
                                               --------------------------------
                                               Name: Denis Kelly
                                               Title: Trust Office


                                           TRUSTEE


                                            /S/ Paul W. Sandman
                                           ------------------------------------
                                           Name: Paul W. Sandman



                                           TRUSTEE

                                           /S/ Janet M. Kelly
                                           ------------------------------------
                                           Name: Janet M. Kelly